For Immediate Release

Contact: Tate Fite Chief Financial Officer 011.7.495.221.5516 tate.fite@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Announces Subscriber Growth Numbers for

 February 2007

New York, NY – March 9, 2007– Moscow CableCom Corp. (NASDAQ: MOCC) today announced the growth of its homes passed network and of the number of active subscribers for its broadband services in Moscow, as of February 28, 2007:

ACTIVE SUBSCRIBERS

	February 28, 2007	January 31, 2007	Change (1 month)	Percent Change	December 31, 2006	YTD Change (2 months)	Percent Change
Homes passed	842,368	812,329	30,039	3.7%	782,249	60,119	7.7%

Terrestrial Broadcasting subscribers % Saturation	194,932 23.1%	183,931 22.6%	11,001	6.0%	173,558 22.2%	21, 374	12.3%
Pay TV subscribers % Saturation	78,968 9.4%	71,923 8.9%	7,045	9.8%	65,310 8.3%	13,658	20.9%
Internet subscribers % Saturation	110,904 13.2%	103,609 12.8%	7,295	7.0%	98,106 12.5%	12,798	13.0%

The following data of actual customers include the active subscribers reported above, who paid for the months being reported, and those customers who were inactive during the months being reported on, but are considered statistically valid customers based on calculations of the likelihood of reactivation of the services:

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ACTUAL SUBSCRIBERS

	February 28, 2007	January 31, 2007	Change (1 month)	Percent Change	December 31, 2006	YTD Change (2 months)	Percent Change

Terrestrial Broadcasting subscribers % Saturation	195,817 23.2%	184,938 22.8%	10,879	5.9%	174,567 22.3%	21,250	12.2%
Pay TV subscribers % Saturation	89,982 10.7%	82,864 10.2%	7,118	8.6%	75,725 9.7%	14,257	18.8%
Internet subscribers % Saturation	125,040 14.8%	117,296 14.4%	7,744	6.6%	110,017 14.1%	15,023	13.7%

About Moscow CableCom

Moscow CableCom Corp (NASDAQ NM: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed transportation network in Moscow.  For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.ru

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO's development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and our ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K/A for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

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